                                                                   EXHIBIT 10.12

            AMENDMENT NO. 4 AND LIMITED WAIVER TO FINANCING AGREEMENT

        THIS AMENDMENT NO. 4 AND LIMITED WAIVER TO FINANCING AGREEMENT dated as of February 28, 2002 (this "AMENDMENT") is by and among ALDERWOODS GROUP, INC., a Delaware corporation ("BORROWER"), CIT GROUP/BUSINESS CREDIT, INC., a New York corporation ("CIT"), for itself as Lender, and as Agent for the Lenders, and the Credit Parties to the Financing Agreement listed on Annex A thereto ("CREDIT PARTIES")



                   W I T N E S S E T H :

        WHEREAS, Borrower, Credit Parties and CIT, as Agent and Lender, have entered into that certain Financing Agreement dated as of January 2, 2002 (as amended, restated or otherwise modified prior to date hereof, the "FINANCING AGREEMENT"; capitalized terms used herein shall have the meanings assigned to such terms in the Financing Agreement as amended hereby unless otherwise defined herein);

        WHEREAS, Borrower, Credit Parties and CIT, as Agent and Lender, desire to amend the Financing Agreement as set forth herein; and

        WHEREAS, Borrower advises Agent that Borrower cannot timely comply with certain of its reporting obligations under Section 7.1.8 of the Financing Agreement and Borrower therefore requests Agent's waiver under the Financing Agreement as herein set forth.

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the parties hereto hereby agree as follows:

        1. LIMITED WAIVER.

        Notwithstanding any provision of the Financing Agreement, subject to the conditions set forth in Section 3 below, the Required Lenders, hereby waive (i) the requirement in Section 7.1.8(c)(i) of the Financing Agreement that Borrower furnish to Agent on February 25, 2002, a borrowing base certificate for January, 2002 so long as Borrower furnishes such borrowing base certificate for January, 2002 on or before March 8, 2002, (ii) the requirement in Section 7.1.8(c)(ii) of the Financing Agreement that Borrower furnish to Agent on or before February 15, 2002, an aged trial balance of all accounts existing as of January 26, 2002 so long as Borrower furnishes such aged trial balance of all accounts existing as of January 26, 2002 on or before March 8, 2002 and (iii) the requirement in
Section 7.1.8(e) of the Financing Agreement that Borrower furnish to Agent on or before February 25, 2002 a consolidated balance sheet as of January 26, 2002 and consolidated statement of profit and loss and cash flow for January, 2002 so long as Borrower furnishes such a consolidated balance sheet as of January 26, 2002 and consolidated statement of profit and loss and cash flow for January, 2002 on or before March 8, 2002. This limited waiver shall be limited precisely as written and shall not be deemed or otherwise construed to constitute a waiver of any Default or Event of Default arising out of any other failure of the Borrower to comply with the terms of the Financing Agreement.

        2.  GENERAL AMENDMENTS.

        (a) The definition of "Fiscal Year" and "Fixed Charge Coverage Ratio" in
Section 1 of the Financing Agreement are hereby amended and restated to read as follows:

            "FISCAL YEAR shall mean any of the annual accounting periods of the Credit Parties ending on the Saturday nearest to the last day of December in each year (whether before or after such date) or such other annual accounting period end selected by Borrower and consented to in writing by the Required Lenders, which consent shall not be reasonably withheld, so long as all amendments reasonably required by the Required Lenders are made to conform the covenants in the Financing Agreement to such new Fiscal Year.

            FIXED CHARGE COVERAGE RATIO shall mean, for any period, the quotient (expressed as a ratio) obtained by dividing (a) EBITDA for such period by (b) Fixed Charges for such period."

        (b) Section 1 of the Financing Agreement is hereby amended by adding in appropriate alphabetical order the following new defined terms:

            "FISCAL MONTHLY PERIOD shall mean for Borrower and its Subsidiaries, any of the thirteen (13) four-week fiscal periods in which Borrower's and its Subsidiaries' Fiscal Year is divided; PROVIDED that the first Fiscal Monthly Period in Fiscal Year 2002 shall commence on January 2 and end on January 26, 2002, which shall constitute less than a four-week period.

            PERMITTED OVERADVANCE shall mean any Overadvance or series of Overadvances made at the sole and absolute discretion of Agent when no Default or Event of Default known by Agent has occurred and is continuing, so long as the aggregate principal amount of all such Overadvances does not exceed $2,000,000 at any time."

        (c) Section 3.1 of the Financing Agreement is hereby amended by adding at the end thereof the following new provision:

            In the absence of any such additional terms required by Agent or the Lenders, all Overadvances (including all Permitted Overadvances) shall be repaid upon demand, secured by all of the Collateral and bear interest at the rates then applicable to Chase Bank Rate Loans. Any Overadvance which the Lenders, in their sole discretion, elect to provide and any Permitted Overadvance which Agent, in its sole discretion, elects to provide may be advanced by Agent, on behalf of the Lenders, in accordance with each such Lender's ratable share of the commitment under the Line of Credit and shall be subject to settlement between Agent and the Lenders in accordance with the terms of SECTION 13.2 of this Financing Agreement.

        (d) Section 7.1.8(a) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

            "(a) the Borrower will furnish to the Agent (on its own behalf and on behalf of the Credit Parties), upon the creation of Accounts and the purchase of Inventory, solely for the Agent's convenience in maintaining records of the Accounts, such confirmatory schedules of Accounts (in form and substance satisfactory to the Agent) as the Agent reasonably may request, including, without limitation, schedules of Accounts and schedules of Inventory for each Fiscal Monthly Period on or before the thirtieth (30th) day after the end of such Fiscal Monthly Period, all in form and substance satisfactory to the Agent, and such other appropriate reports designating, identifying and describing the Accounts and Inventory as the Agent reasonably may request;"

        (e) Section 7.1.8(c) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

            "(c) the Borrower will furnish to the Agent (on its own behalf and on behalf of the Credit Parties), in such detail as the Agent shall reasonably require, at least once for each Fiscal Monthly Period (or more frequently upon the Agent's reasonable request) on or before the thirtieth (30th) day after the end of such Fiscal Monthly Period as of the last day of such Fiscal Monthly Period (i) a borrowing base certificate in form and substance satisfactory to the Agent, certified by the treasurer or chief financial officer (or any other authorized officer satisfactory to the Agent) of the Borrower ("Borrowing Base Certificate") together with (1) a summary GL report of Inventory by location and (2) a listing of Designated Real Estate Property together with either a net book value and/or appraised value for each such property, and (ii) an aged trial balance of all Accounts in form and substance satisfactory to the Agent, certified by the treasurer or the chief financial officer (or any other authorized officer satisfactory to the Agent) of the Borrower;"

        (e) Section 7.1.8(e) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

            "(e) the Borrower will furnish to the Agent and the Lenders, within thirty (30) days after the end of each Fiscal Monthly Period (or within forty-five (45) days after the end of any Fiscal Monthly Period which pertains to the end of any fiscal quarter of Borrower)
            (i) a Consolidated Balance Sheet as at the end of such preceding Fiscal Monthly Period, and consolidated statements of profit and loss and cash flow of the Borrower for such Fiscal Monthly Period and for the period commencing on the first day of the current Fiscal Year through the end of such Fiscal Monthly Period and (ii) a special Consolidated Balance Sheet of Borrower (excluding therefrom Rose Hills Holding Corp. and its Subsidiaries) as of the end of such preceding Fiscal Monthly Period, and consolidated statements of profit and loss and cash flow of the Borrower (excluding therefrom Rose Hills Holding Corp. and its Subsidiaries) for such Fiscal Monthly Period and for the period commencing on the first day of the current Fiscal Year through the end of such Fiscal Monthly Period, in each case, certified by the treasurer or chief financial officer (or any other authorized officer satisfactory to the Agent) of the Borrower;"

        (f) Section 7.1.8(k) of the Financing Agreement is hereby amended by deleting "March 4, 2002" and inserting "March 8, 2002" in place thereof.

        (g) Section 7.1.9(b) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

            "(b) FIXED CHARGE COVERAGE RATIO. Unless otherwise consented to by the Required Lenders, the Borrower agrees to maintain, on a consolidated basis, a Fixed Charge Coverage Ratio, calculated for each of the periods set forth below, of not less than:



                FISCAL PERIOD                     RATIO


            Closing Date to January 26, 2002      1.00:1
            Closing Date to  February 23, 2002    1.00:1
            Closing Date to March 23, 2002        1.00:1
            Closing Date to April 20, 2002        1.00:1
            Closing Date to May 18, 2002           .90:1
            Closing Date to June 15, 2002          .90:1
            Closing Date to July 13, 2002          .90:1
            Closing Date to August 10, 2002        .90:1
            Closing Date to September 7, 2002      .90:1
            Closing Date to October 5, 2002        .90:1
            Closing Date to November 2, 2002       .90:1
            Closing Date to November 30, 2002      .90:1
            Closing Date to December 28, 2002      .90:1"


        (h) Section 7.1.9(c) of the Financing Agreement is hereby amended and restated by deleting the reference to the words "Calendar Year ending December 31, 2002" and inserting "Fiscal Year ending December 28, 2002" in place thereof.

        (i) Section 7.1.11(f) of the Financing Agreement is hereby amended by deleting "sixty-one (61) days" appearing in the second sentence thereof and inserting "one hundred and five (105) days" in place thereof.

        (j) The last sentence of Section 7.1.11(i) of the Financing Agreement is hereby amended and restated to read as follows:

            "Upon receipt of (x) evidence satisfactory to Agent that all Liens described on SCHEDULE 7.1.11(i) with respect to any Designated Real Estate Property have been satisfied and released of record, or (y) a title policy in an amount not less than the Net Book Value of the applicable Designated Real Estate Property from a title insurance company and on terms and conditions satisfactory to Agent, insuring over the existence of all Liens described on SCHEDULE 7.1.11(i) with respect to any Designated Real Estate Property, such Designated Real Estate Property shall be deemed eligible for inclusion in the Designated Real Estate Advance Amount and/or the applicable Availability Reserve pertaining to such Lien shall be released."

        (k) Section 7.1.11(j) of the Financing Agreement is hereby amended by deleting "sixty-one (61) days" appearing in the second sentence thereof and inserting "ninety (90) days" in place thereof.

        (l) Section 10.2 of the Financing Agreement is hereby amended by deleting the words "at the option of the Agent and the Required Lenders," from the first sentence thereof.

        (m) The first sentence of Section 14.9 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

            "Notwithstanding anything contained in this Financing Agreement to the contrary, the Agent will not, without the prior written consent of all Lenders: (a) amend the Financing Agreement to (i) increase the Line of Credit, (ii) reduce the interest rates provided for in
            SECTION 8 of this Financing Agreement, (iii) reduce or waive (x) any fees in which the Lenders share hereunder or (y) the repayment of any Obligations due the Lenders, (iv) extend the scheduled payment date or final maturity date of any principal, interest or fee payment or other Obligation due the Lenders or (v) alter or amend
            (x) this SECTION 14.9 or (y) the definitions of "Availability", "Availability Reserve", "Borrowing Base", "Eligible At-Need Accounts Receivable, "Eligible Pre-Need Accounts Receivable, "Eligible Pre-Arranged Accounts Receivable", "Eligible Inventory" or "Required Lenders"; (b) release Collateral having a book value of more than $2,000,000 in any Fiscal Year of the Borrower or pursuant to an Asset Sale permitted under this Financing Agreement; or (c) intentionally make any Overadvance that does not constitute a Permitted Overadvance."

        (n) Schedule 7.1.11(i) and Schedule 7.1.11(j) to the Financing Agreement are hereby amended and restated in their entirety to read as set forth on
Schedule 7.1.11(i) and Schedule 7.1.11(j), respectively, attached hereto.

        3. AMENDMENTS RELATING TO FLEET CAPITAL.

        (a) The definition of "Required Lenders" in Section 1 of the Financing Agreement is hereby amended and restated to read as follows:

            "REQUIRED LENDERS shall mean (a) at all times while there are two
            (2) or fewer Lenders hereunder, one hundred percent (100%) of the Lenders, and (b) at all times while there are three (3) or more Lenders hereunder, (i) if the aggregate commitments under the Line of Credit of all Lenders other than CIT and Fleet Capital total at least US$15,000,000, those Lenders holding at least sixty-six and two-thirds of one percent (66 2/3%) of the sum of the total commitments of all Lenders under the Line of Credit, and (ii) if the aggregate commitments under the Line of Credit of all Lenders other than CIT and Fleet Capital total less than US$15,000,000, those Lenders holdings at least sixty-seven percent (67%) of the sum of the total commitments of all Lenders under the Line of Credit."

        (b) Section 1 of the Financing Agreement is hereby amended by inserting the following definition therein in proper alphabetical order:

            "FLEET CAPITAL means Fleet Capital Corporation, a Rhode Island corporation".

        4. CONDITIONS TO EFFECTIVENESS.

        (a) With the exception of the amendments in Section 3 above, this Amendment shall become effective upon the date CIT shall have received executed counterparts to this Amendment from Borrower and each Credit Party and CIT as Agent and Lender shall have executed this Amendment and delivered a fully executed copy of this Amendment to Borrower. In addition, Borrower shall have also furnished to Agent an officer's certificate in form and substance acceptable to Agent, providing evidence supporting the removal of various Liens reflected on the original SCHEDULE 7.1.11(j) on the basis that such Liens do not pertain to assets or entities owned by Borrower or for other similar reasons.

        (b) The amendments set forth in Section 3 above shall only become effective after the conditions in Section 4(a) have been met and Fleet Capital Corporation has become a Lender under the Financing Agreement.

        5. REPRESENTATIONS AND WARRANTIES. Borrower and Credit Parties hereby each and individually represent and warrant that:

        (a) the execution, delivery and performance by Borrower and Credit Parties of this Amendment have been duly authorized by all necessary corporate action and this

Amendment is a legal, valid and binding obligation of Borrower and Credit Parties enforceable against Borrower and Credit Parties in accordance with its terms;

        (b) each of the representations and warranties made by Borrower and Credit Parties contained in the Financing Agreement and the Credit Documents is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date;

        (c) neither the execution, delivery and performance of this Amendment nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of Borrower's or any Credit Parties' certificate or articles of incorporation or bylaws, (ii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any loan agreement, lease, indenture, mortgage, deed of trust, note, security agreement or pledge agreement to which Borrower or any Credit Party is a signatory or by which Borrower or such Credit Party or any of Borrower's or such Credit Party's assets are bound; and

        (d) no Default or Event of Default has occurred and remains outstanding under the Financing Agreement as of the date hereof.

        6. MISCELLANEOUS.

        (a) Except as expressly amended herein, all of the terms and provisions of the Financing Agreement and the Credit Documents are ratified and confirmed in all respects and shall remain in full force and effect.

        (b) Upon the effectiveness of this Amendment, all references in the Credit Documents to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment and all references in the Financing Agreement to "this Agreement," "hereof," "herein," or similar terms, shall mean and refer to the Financing Agreement as amended by this Amendment.

        (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment to or waiver of any right, power or remedy of the Agent or any Lender under the Financing Agreement or any of the Credit Documents, or constitute an amendment or waiver of any provision of the Financing Agreement or any of the Credit Documents nor shall it prejudice any rights, powers or remedies that Agent, on behalf of Lenders, or any Lender may now have or may have in the future under or in connection with the Financing Agreement or any other Credit Document.

        (d) This Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. This Amendment may be executed and delivered by telecopier with the same force and effect as if the same were a fully executed and delivered original manual counterpart.

        (e) Borrower and Credit Parties agree to reimburse Agent and Lenders for all reasonable fees, costs and expenses in connection with this Amendment, including the fees, costs and expenses of counsel or other advisors for advice, assistance or other representation in connection with this Amendment.


       (f) Any provision contained in this Amendment that is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions of this Amendment in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction.

       (g) Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.


       7. GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

                            [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date set forth above.


                                THE CIT GROUP/BUSINESS
                                CREDIT,  INC., AS THE AGENT
                                AND A LENDER


                                By:   /s/ Anthony Alexander
                                     ----------------------
                                Its: Vice President


                                ALDERWOODS GROUP, INC.



                                By:   /s/ Azalea Angeles
                                     ----------------------
                                Its: Assistant Secretary


                                CREDIT PARTIES:

                                Each of the Credit Parties listed on ANNEX A attached hereto



                                By:   L. Langford
                                     ----------------------
                                Its: Secretary
                                     ----------------------

                                     On behalf of and intending to
                                     legally bind each of the Credit Parties
                                     listed on ANNEX A hereto

 [Signature Page to Amendment No. 4 and Limited Waiver to Financing Agreement]

                          ANNEX A

                      CREDIT PARTIES


ALASKA

Alderwoods (Alaska), Inc.


ARIZONA

Alderwoods (Arizona), Inc.
Hatfield Funeral Home, Inc.
Phoenix Memorial Park Association

ARKANSAS

Alderwoods (Arkansas), Inc.

CALIFORNIA

Advance Funeral Insurance Services
Alderwoods Group (California), Inc.
Alderwoods (Texas), Inc.
Earthman LP, Inc.
Universal Memorial Centers V, Inc.
Universal Memorial Centers VI, Inc.
Whitehurst-Lakewood Memorial Park and Funeral
Service

COLORADO

Alderwoods (Colorado), Inc.

CONNECTICUT

Alderwoods (Connecticut), Inc.

DELAWARE

Administration Services, Inc.
Alderwoods (Alabama), Inc.
Alderwoods (Commissioner), Inc.
Alderwoods (Delaware), Inc.
Alderwoods (Mississippi), Inc.
Alderwoods (Texas), L.P.
American Burial and Cremation Centers, Inc.
H.P. Brandt Funeral Home, Inc.

Lienkaemper Chapels, Inc.
Neweol (Delaware), L.L.C.
Osiris Holding Corporation

DISTRICT OF COLUMBIA

Alderwoods (District of Columbia), Inc.

FLORIDA

Coral Ridge Funeral Home and Cemetery, Inc.
Funeral Services Acquisition Group, Inc.
Garden Sanctuary Acquisition, Inc.
Kadek Enterprises of Florida, Inc.
Levitt Weinstein Memorial Chapels, Inc.
MHI Group, Inc.
Naples Memorial Gardens, Inc.
Osiris Holding of Florida, Inc.
Security Trust Plans, Inc.

GEORGIA

Advanced Planning of Georgia, Inc.
Alderwoods (Georgia), Inc.
Alderwoods (Georgia) Holdings, Inc.
Green Lawn Cemetery Corporation
Poteet Holdings, Inc.
Southeastern Funeral Homes, Inc.

HAWAII

Alderwoods (Hawaii), Inc.

IDAHO

Alderwoods (Idaho), Inc.

ILLINOIS

Alderwoods (Chicago Central), Inc.
Alderwoods (Chicago North), Inc.
Alderwoods (Chicago South), Inc.
Alderwoods (Illinois), Inc.
Chapel Hill Memorial Gardens & Funeral Home Ltd.
Chicago Cemetery Corporation
Elmwood Acquisition Corporation
Mount Auburn Memorial Park, Inc.
Pineview Memorial Park, Inc.

                             Sched. 7.1.11(j)-2

Ridgewood Cemetery Company, Inc.
Ruzich Funeral Home, Inc.
The Oak Woods Cemetery Association
Woodlawn Cemetery of Chicago, Inc.
Woodlawn Memorial Park, Inc.

INDIANA

Advance Planning of America, Inc.
Alderwoods (Indiana), Inc.
Ruzich Funeral Home, Inc.

IOWA

Alderwoods (Iowa), Inc.

KANSAS

Alderwoods (Kansas), Inc.

KENTUCKY

Alderwoods (Partner), Inc.

LOUISIANA

Alderwoods (Louisiana), Inc.

MARYLAND

Alderwoods (Maryland), Inc.

MASSACHUSETTS

Alderwoods (Massachusetts), Inc.
Doba-Haby Insurance Agency, Inc.

MICHIGAN

Alderwoods (Michigan), Inc.

MINNESOTA

Alderwoods (Minnesota), Inc.

MISSISSIPPI

Family Care, Inc.
Riemann Enterprises, Inc.

                             Sched. 7.1.11(j)-3

Stephens Funeral Fund, Inc.

MISSOURI

Alderwoods (Missouri), Inc.

MONTANA

Alderwoods (Montana), Inc.

NEBRASKA

Alderwoods (Nebraska), Inc.

NEVADA

Alderwoods (Nevada), Inc.

NEW HAMPSHIRE

Robert Douglas Goundrey Funeral Home, Inc.
St. Laurent Funeral Home, Inc.
ZS Acquisition, Inc.

NEW MEXICO

Alderwoods (New Mexico), Inc.
Strong-Thorne Mortuary, Inc.

NEW YORK

Alderwoods (New York), Inc.
Northeast Monument Company, Inc.

NORTH CAROLINA

Alderwoods (North Carolina), Inc.
Carothers Holding Company, Inc.
Lineberry Group, Inc.
Reeves, Inc.
Westminster Gardens, Inc.

NORTH DAKOTA

Alderwoods (North Dakota), Inc.

OHIO

Alderwoods (Ohio) Cemetery Management, Inc.


                             Sched. 7.1.11(j)-4

Alderwoods (Ohio) Funeral Home, Inc.
Bennett-Emmert-Szakovits Funeral Home, Inc.

OKLAHOMA

Alderwoods (Oklahoma), Inc.

OREGON

Alderwoods (Oregon), Inc.
The Portland Memorial, Inc.
Universal Memorial Centers I, Inc.
Universal Memorial Centers II, Inc.
Universal Memorial Centers III, Inc.

PENNSYLVANIA

Alderwoods (Pennsylvania), Inc.
Bright Undertaking Company
H. Samson, Inc.
Knee Funeral Home of Wilkinsburg, Inc.
Nineteen Thirty-Five Holdings, Inc.
Oak Woods Management Company

RHODE ISLAND

Alderwoods (Rhode Island), Inc.

SOUTH CAROLINA

Alderwoods (South Carolina), Inc.
Graceland Cemetery Development Co.

SOUTH DAKOTA

Alderwoods (South Dakota), Inc.

TENNESSEE

Alderwoods (Tennessee), Inc.
DMA Corporation
Eagle Financial Associates, Inc.

TEXAS

Alderwoods (Texas) Cemetery, Inc.
Dunwood Cemetery Service Company
Earthman Cemetery Holdings, Inc.
Earthman Holdings, Inc.

                             Sched. 7.1.11(j)-5

Travis Land Company
Waco Memorial Park

VIRGINIA

Alderwoods (Virginia), Inc.

WASHINGTON

Alderwoods (Washington), Inc.
Evergreen Funeral Home and Cemetery, Inc.
Green Service Corporation
S & H Properties and Enterprises, Inc.
Vancouver Funeral Chapel, Inc.

WEST VIRGINIA

Alderwoods (West Virginia), Inc.

WISCONSIN

Alderwoods (Wisconsin), Inc.
Northern Land Company, Inc.

WYOMING

Alderwoods (Wyoming), Inc.


                             Sched. 7.1.11(j)-6